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                                                                    Exhibit 23.3



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this pre-effective Amendment No. 3 to Registration Statement No. 333-56031 of Advance Holding Corporation of our report dated July 17, 1998 (August 17, 1998 as to Note 13) on the financial statements of Western Auto Supply Company and Subsidiaries appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri

October 26, 1998